Exhibit 23.3

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,000,000 shares of Common Stock under the 2001 Stock Option Plan of our report dated February 11, 2000, with respect to the consolidated financial statements of Metawave Communications Corporation as of December 31, 1999 and for the years ended December 31, 1999 and 1998 included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Seattle, Washington                                                                       ERNST & YOUNG LLP
June 12, 2001                                                                                  /s/ Ernst & Young LLP